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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of The Steak n Shake Company, an Indiana corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of April 11, 2003.


                           MSD CAPITAL, L.P.

                           By:   MSD Capital Management LLC, its general partner

                                 By:   /s/ Marc R. Lisker
                                       ---------------------------------
                                       Marc R. Lisker
                                       General Counsel


                           MSD SBI, L.P.

                           By:   MSD Capital, L.P., its general partner

                                 By:   /s/ Marc R. Lisker
                                       ----------------------------------
                                       Marc R. Lisker
                                       General Counsel